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                                 Exhibit 21.1

                           SunGard Data Systems Inc.
                         Subsidiaries of the Registrant
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Name of Subsidiary                           Jurisdiction of Incorporation
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
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Bi-Tech Software Inc./(1)/                               Delaware
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Corbel & Co./(1)//(2)/                                   Florida
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FPH, Front & Prosoftia Holding AB/(3)//(4)/              Sweden
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Intelus Corporation/(1)/                                 Delaware
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IPB Holdings Inc./(1)//(5)/                              Delaware
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MACESS Corporation/(1)/                                  Alabama
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Portfolio Administration Limited/(6)//(7)/               United Kingdom
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Renaissance Software Inc./(1)//(4)/                      California
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SFS Inc./(8)/                                            Delaware
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Shaw Data Inc./(1)//(9)/                                 Delaware
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SSI 2 Inc./(1)//(5)/                                     Delaware
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SunGard Business Systems Inc./(1)//(10)/                 Delaware
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SunGard Computer Services Inc./(1)/                      Pennsylvania
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SunGard CSS Inc./(1)/                                    Delaware
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SunGard/DML Inc./(1)/                                    Delaware
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SunGard Dealing Systems Pty Limited/(11)//(12)/          Australia
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SunGard DIS Inc./(1)//(5)/                               Delaware
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SunGard Financial Systems Inc./(1)//(13)/                Delaware
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SunGard Holdings Limited/(5)//(14)/                      United Kingdom
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SunGard Institutional Brokerage Inc./(1)/                New York
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SunGard Investment Products Inc./(1)/                    Delaware
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SunGard Investment Systems Inc./(1)//(15)/               Delaware
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SunGard Investment Ventures, Inc./(5)//(16)/             Delaware
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SunGard MIS Inc./(1)//(17)/                              Delaware
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SunGard Recovery Services Inc./(1)//(7)//(18)/           Pennsylvania
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SunGard Shareholder Systems Inc./(1)/                    Delaware
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SunGard Software Inc./(3)//(5)/                          Delaware
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SunGard Systems International Inc./(1)//(19)/            Pennsylvania
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SunGard Systems Limited/(3)/                             United Kingdom
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SunGard Systems Pty Limited/(3)//(20)/                   Australia
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SunGard Trust Systems Inc./(1)/                          North Carolina
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

(1) Wholly owned subsidiary of SunGard Investment Ventures, Inc.

(2) Conducts certain operations through one wholly owned domestic subsidiary.
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(3)  Wholly owned subsidiary of SunGard Systems International Inc.

(4) Conducts certain operations through three wholly owned foreign subsidiaries.

(5)  Not an operating company.

(6)  Wholly owned subsidiary of SunGard Holdings Limited.

(7)  Conducts certain operations through two wholly owned foreign subsidiaries.

(8) Wholly owned subsidiary of SunGard Financial Systems Inc. that conducts business under the names SunGard Insurance Systems, Information Systems of America and ISA.

(9) Conducts certain operations through two wholly owned foreign subsidiaries and SunGard Systems Limited.

(10) Organized into, and conducts business under the names of, three operating divisions -- SunGard Asset Managemnt Systems ("SAMS"), SunGard Employee Benefit Systems ("SEBS") and SunGard Mailing Services. SAMS conducts certain operations through SunGard Systems Limited, and SEBS conducts certain operations through SunGard Systems Limited and SunGard Systems Pty Limited.

(11) Wholly owned subsidiary of SunGard DIS Inc.

(12) Conducts certain operations through three foreign sister corporations, all of which are wholly owned subsidiaries of SunGard DIS Inc.

(13) Organized into, and conducts business under the names of, five operating divisions -- SunGard Brokerage Systems, SunGard Global Systems, SunGard Government Systems, SunGard Insurance Systems and SunGard Securities Systems. Sometimes conducts business under the names Money Management Systems, Phase3 Systems, Warrington Financial Systems and Wismer Associates.

(14) Owned by SunGard Investment Ventures, Inc. and SunGard Systems International Inc.

(15) Conducts certain operations through SunGard Systems Limited and SunGard Systems Pty Limited.

(16) Wholly owned subsidiary of SunGard Data Systems Inc.

(17) Conducts business primarily under the name SunGard Insurance Systems. Conducts certain operations through SFS Inc.

(18) Organized into, and conducts business under the names of, two operating divisions -- SunGard Recovery Services and SunGard Planning Solutions.

(19) Organized into, and conducts business under the names of, two operating divisions -- SunGard Capital Markets and SunGard Futures Systems. Conducts certain operations through two wholly owned domestic subsidiaries that have foreign branches and eight wholly owned foreign subsidiaries including FPH, Front & Prosoftia Holding AB, SunGard Systems Limited and SunGard Systems Pty Limited.

(20) Conducts certain operations through one wholly owned foreign subsidiary.

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